Exhibit 10.1

Financial Advisory Engagement Agreement

This Financial Advisory Engagement Agreement (the “Agreement”) is entered into as of August 26, 2026, by and between Jin Medical International Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and Veltrion Haskel Holdings Limited, a company organized under the laws of the British Virgin Islands (“Advisor”).

1. Engagement

The Company hereby engages Advisor to provide financial advisory services in connection with a proposed VIE control acquisition project (the “Proposed Project”) involving Beijing Chenglan Kangxu Technology Co., Ltd. and Huaxia Qiying (Beijing) Technology Co., Ltd., in a stock issuance, asset acquisition, investment assets transfer, equity transfer, VIE control acquisition or another structure as agreed by the relevant parties (the “Transaction”).

As currently contemplated, the Transaction will involve the issuance of Class A ordinary shares of the Company as consideration for assets, equity interests, investment assets and VIE control arrangements relating to Beijing Chenglan Kangxu Technology Co., Ltd. and Huaxia Qiying (Beijing) Technology Co., Ltd..

2. Scope of Services

Advisor will provide financial advisory services to the Company, including but not limited to:

(a) Advising on the structure, strategy, and terms of the Transaction;

(b) Assisting in negotiations with the shareholders, asset contributors or other relevant parties relating to Beijing Chenglan Kangxu Technology Co., Ltd. and Huaxia Qiying (Beijing) Technology Co., Ltd.;

(c) Coordinating with the Company’s other advisors to facilitate the Transaction; and

(d) Providing such other financial advisory services as may be agreed upon by the parties in writing.

3. Compensation

As compensation for its services, the Company agrees to:

(a) Advisory Fee. The advisory fee shall equal 10.0% of the final Transaction value (the “Advisory Fee”). The Advisory Fee shall be payable solely in Class A ordinary shares of the Company at US$1.88 per share, rounded to the nearest whole share or as otherwise agreed in writing by the parties.

(b) Current Allocation. Based on the currently agreed Transaction value of US$159,415,729.00, the Advisory Fee is US$15,941,572.90, resulting in 8,479,560 Class A ordinary shares of the Company after whole-share rounding (the “Service Consideration Shares”). The current allocation is set forth in Exhibit A and shall be conformed to Schedule I.B of the definitive acquisition agreement. If the final Transaction value changes, Exhibit A and Schedule I.B shall be updated accordingly.

(c) Approved Recipients. The Service Consideration Shares shall be issued only to Advisor and Quinnet Section Limited, as Advisor’s approved designee, in the amounts set forth in Exhibit A. Advisor may not change or add any designee without the Company’s prior written consent and completion of securities-law, KYC/AML and transfer agent documentation reasonably required by the Company, its counsel or transfer agent.

(d) Issuance and Registration Rights. The Service Consideration Shares shall be issued without registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and shall bear or be deemed to bear customary restrictive legends. The Company shall use commercially reasonable efforts to include the Service Consideration Shares actually issued to Advisor or Quinnet Section Limited in a resale registration statement, subject to applicable law, SEC review, transfer agent requirements and any transfer restrictions then in effect. No party is deemed to represent that the shares will be freely tradable upon effectiveness of any registration statement except to the extent permitted by applicable law.

4. Representations and Warranties

4.1 By the Company

The Company hereby represents and warrants to Advisor as follows:

(a) Authority and Authorization: The Company is duly incorporated, validly existing, and in good standing under the laws of the Cayman Islands. The Company has the corporate power and authority to enter into this Agreement and, subject to the corporate approvals and actions required for the Transaction and the issuance of the Service Consideration Shares, to perform its obligations hereunder.

(b) No Conflict: The execution and performance of this Agreement do not and will not (i) violate any provision of the Company’s memorandum and articles of association, (ii) conflict with or result in a breach of any material agreement to which the Company is a party, or (iii) violate any applicable law or regulation.

(c) Consents and Approvals: Except for Board approval and related corporate actions, Nasdaq notification or approval requirements, home-country practice matters, SEC filings, resale registration matters, transfer agent processing, securities-law compliance and any approvals or filings contemplated by the definitive Transaction documents, the Company is not aware of any material consent, approval or filing required solely for its execution and delivery of this Agreement.

(d) Compliance with Laws: The Company is in compliance with all applicable laws and regulations, including securities laws, in all material respects.

4.2 By Advisor

Advisor hereby represents and warrants to the Company as follows:

(a) Organization and Authority: Advisor is duly organized, validly existing, and in good standing under the laws of the British Virgin Islands. Advisor has all necessary power and authority to enter into this Agreement and to perform its obligations hereunder.

(b) Expertise and Experience: Advisor has the requisite expertise, qualifications, and resources to provide the financial advisory services contemplated by this Agreement and has acted as an advisor in similar transactions.

(c) No Conflict: The execution and performance of this Agreement by Advisor do not and will not (i) violate its organizational documents, (ii) conflict with or result in a breach of any agreement to which Advisor is a party, or (iii) violate any applicable law or regulation.

(d) No Litigation or Claims: There are no pending or, to Advisor’s knowledge, threatened actions, suits, or proceedings against Advisor that could adversely affect its ability to perform its obligations under this Agreement.

(e) Independent Advisor: Advisor is acting as an independent contractor and not as an employee or agent of the Company.

4.3 Private Placement Representations

Advisor represents and warrants to the Company that:

(a) It is acquiring any Service Consideration Shares issued to it for its own account, for investment purposes only, and not with a view to the resale or distribution thereof in violation of the Securities Act;

(b) It is an “accredited investor” as defined in Rule 501(a) under the Securities Act;

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(c) It understands that the Service Consideration Shares have not been registered under the Securities Act or any state securities laws and must be held indefinitely unless subsequently registered or an exemption from such registration is available; and

(d) It has had the opportunity to ask questions and receive answers concerning the Company and the issuance of the Service Consideration Shares and has received all information it has requested.

Quinnet Section Limited, as the approved designee receiving Service Consideration Shares, shall execute and deliver to the Company a written acknowledgment in the form attached hereto as Exhibit A, pursuant to which it shall make the same representations and warranties, mutatis mutandis, and acknowledge and agree to the transfer restrictions applicable to the Service Consideration Shares under the Securities Act and this Agreement. Advisor has not solicited and will not solicit any U.S. person in connection with the Transaction.

4.4 Non-U.S. Advisor; No U.S. Broker-Dealer Activity

Advisor represents and warrants that it is a non-U.S. person organized and located outside the United States, that the services contemplated by this Agreement have been and will be performed outside the United States, and that it has not engaged and will not engage in any activity in the United States or directed to U.S. persons that would require Advisor to register as a broker or dealer under the U.S. Securities Exchange Act of 1934, as amended. Advisor will not handle customer funds or securities or otherwise effect securities transactions in the United States in connection with the Transaction.

5. Confidentiality

Both parties agree to maintain the confidentiality of all non-public information exchanged in connection with this Agreement and the Transaction. Notwithstanding the foregoing, disclosure of such information may be made as required by applicable law or regulation.

6. Term and Termination

This Agreement shall remain in effect until the earlier of:

(a) The consummation of the Transaction; or

(b) Termination by either party upon 30 days’ prior written notice.

Termination shall not affect Advisor’s right to payment for services rendered prior to the effective date of termination. If the Transaction is not consummated for any reason, Advisor shall not be entitled to the Service Consideration Shares unless otherwise agreed in writing; the parties shall negotiate in good faith to separately determine reasonable compensation, if any, based on the services actually provided by Advisor prior to termination or non-consummation.

7. Governing Law and Dispute Resolution

This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to conflict of law principles that would result in the application of the laws of any other jurisdiction. Any dispute arising out of or in connection with this Agreement shall first be resolved through friendly negotiations. If such negotiations fail, the dispute shall be submitted to the Hong Kong International Arbitration Centre (HKIAC) for arbitration in Hong Kong under the HKIAC Administered Arbitration Rules then in force. The arbitration shall be conducted in English by one arbitrator. The arbitral award shall be final and binding on the parties.

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8. Miscellaneous

(a) Entire Agreement: This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements or understandings.

(b) Amendments: Any amendments to this Agreement must be in writing and signed by both parties.

(c) Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

(d) Notices: All notices under this Agreement shall be in writing and sent to the emails or addresses of the parties specified under the parties’ respective signatures or such other address as either party may subsequently designate.

(e) Assignment: Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Jin Medical International Ltd.

By: ________________________
Name: Erqi Wang
Title: Chief Executive Officer
Notice Email: wangerqi@jinmed.com
Notice Address: No. 33 Lingxiang Road, Wujin District, Changzhou City, Jiangsu Province,

213149, People’s Republic of China

Veltrion Haskel Holdings Limited

By: ________________________
Name: PETER JAMES HUNT
Title: Director
Notice email: veltrion-haskel-holdings-limited@outlook.com
Notice Address: 9 Queen Square, Bristol BS1 4JE, United Kingdom

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Exhibit A

Allocation of Service Consideration Shares and Designee Acknowledgment

To: Jin Medical International Ltd.
Date: August 26, 2026

Reference is made to that certain Financial Advisory Engagement Agreement dated as of August 26, 2026 (the “Agreement”), by and between Jin Medical International Ltd. (the “Company”) and Veltrion Haskel Holdings Limited (“Advisor”).

Quinnet Section Limited (the “Designee”) has been approved by Advisor and the Company to receive a portion of the Service Consideration Shares pursuant to Section 3 of the Agreement. In connection therewith, the Designee hereby acknowledges and agrees as follows:

Investment Intent: Designee is acquiring the Service Consideration Shares for its own account, for investment purposes only, and not with a view to the resale or distribution thereof in violation of the Securities Act.

Accredited Investor: Designee is an “accredited investor” as defined in Rule 501(a) under the U.S. Securities Act of 1933, as amended.

Unregistered Securities: Designee understands that the Service Consideration Shares are being issued without registration under the Securities Act or any state securities laws and must be held indefinitely unless subsequently registered or an exemption from registration is available.

Transfer Restrictions: Designee acknowledges that the Service Consideration Shares will be subject to restrictive legends and transfer restrictions as set forth in the Agreement and applicable law.

Access to Information: Designee has had the opportunity to obtain information from the Company and Advisor, ask questions, and receive satisfactory answers relating to the investment.

Advisor hereby directs the Company, and the Company is hereby authorized, to issue an aggregate of 8,479,560 Class A ordinary shares at US$1.88 per share in satisfaction of the currently contemplated Advisory Fee, to Advisor and the approved Designee in the amounts specified in the table below.

Recipient	Role	Address	Shares / Issue Value
Veltrion Haskel Holdings Limited	Financial Advisor / recipient	9 Queen Square, Bristol BS1 4JE, United Kingdom	4,239,780 US$7,970,786.40
Quinnet Section Limited	Approved designee of Advisor	27 Teheran-ro 14-gil, Gangnam-gu, Seoul 06234, Republic of Korea	4,239,780 US$7,970,786.40

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IN WITNESS WHEREOF, the undersigned has executed this Acknowledgment and Representation Letter as of the date first above written.

Advisor Name: Veltrion Haskel Holdings Limited

Signature: ___________________________
Name: PETER JAMES HUNT
Title: Director

Approved Designee Name: Quinnet Section Limited

Signature: ___________________________
Name: SIHYUK HEO
Title: Director

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